UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 6, 2017 (October 6, 2017)

Commission File #: 000-53723

TAURIGA SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

30-0791746

(IRS Employer Identification Number)

39 Old Ridgebury Road

Danbury, Connecticut 06180

(Address of principal US executive offices)

Tel: (917) 796-9926

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 6, 2017, Tauriga Sciences, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Seth M. Shaw, the Company’s Chief Executive Officer and member of the Board of Directors, for the sale of 110,000,000 shares of the Company’s Common Stock for aggregate gross proceeds to the Company of $137,500, or a per share purchase price of $0.00125. The proceeds from the Purchase Agreement will be used for repayment of debt and other working capital purposes. The terms of the Purchase Agreement were approved by the independent members of the Company’s Board of Directors.

The foregoing description of the Purchase Agreement by the Company does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Purchase Agreement (including the exhibits thereto) and which is attached as Exhibits 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

The shares of Common Stock will be issued in reliance upon an exemption from registration provided by Regulation D and/or Section 4(2) of the Securities Act since no general solicitation or advertising was conducted by us in connection with the offering of the shares, all shares to be purchased in the offering will be “restricted securities” in accordance with Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”) and Mr. Shaw is “accredited” as defined under the Securities Act. This Current Report on Form 8-K is not and shall not be deemed to be an offer to sell or the solicitation of an offer to buy Common Stock.

Item 3.02	Unregistered Sales of Equity Securities

Reference is made to the disclosure under Item 1.01 of this Current Report on Form 8-K, which is incorporated in this Item 3.02 by reference.

Item 7.01	Regulation FD Disclosure

On October 6, 2017, the Company issued a press release announcing the terms of the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

10.1*	Securities Purchase Agreement dated October 6, 2017 between the Company and Seth M. Shaw.

99.1*	Press release issued on October 6, 2017.

*filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TAURIGA SCIENCES, INC

Date: October 6, 2017	By:	/s/ Seth M. Shaw
Seth M. Shaw
Chief Executive Officer